EXHIBIT 4.1





                  MARATHON ELECTRIC SALARIED EMPLOYEES
                           401(k) SAVINGS PLAN











                  (As Amended Through February 1, 1998)

                       MARATHON ELECTRIC SALARIED
                     401(k) EMPLOYEES' SAVINGS PLAN

                            Table of Contents
                            -----------------

ARTICLE I.  DEFINED TERMS
     Section 1.01. Definitions

ARTICLE II. ELIGIBILITY
     Section 2.01. Eligibility
     Section 2.02. Participation
     Section 2.03. Inactive Status
     Section 2.04. Return to Active Status

ARTICLE III. CONTRIBUTIONS
     Section 3.01. Participant Contributions
     Section 3.02. Change in Amount of Participant Contributions
     Section 3.03. Suspension of Contributions
     Section 3.04. Employer's Basic Contribution
     Section 3.05. Additional Employer Contributions
     Section 3.06. Withdrawal of Participant Contribution Account and Deposits Account
     Section 3.07. Withdrawal of Employer Contribution Account
     Section 3.08. Contributions to Participant IRA Account
     Section 3.09. Non-Reversion of Employer Contributions
     Section 3.10. Rollover Contributions
     Section 3.11. Actual Contribution Percentage Test

ARTICLE IV. ALLOCATIONS TO PARTICIPANT'S ACCOUNTS
     Section 4.01. Individual Accounts
     Section 4.02. Allocation of Income
     Section 4.03. Allocation of Employer Contributions
     Section 4.04. Allocation of Participant Contributions and Deposits
     Section 4.05. Allocation and Disposition of Forfeitures
     Section 4.06. Maximum Additions
     Section 4.07. Investment Election

ARTICLE V. BENEFITS
     Section 5.01. Retirement Benefits
     Section 5.02. Death Benefits
     Section 5.03. Disability Benefits
     Section 5.04. Severance Benefits
     Section 5.05. Payment of Benefits
     Section 5.06. Distribution of Participant IRA Account
     Section 5.07. Payments to Minors or Incompetents
     Section 5.08. Nonalienation of Benefits
     Section 5.09. Loans to Participants
     Section 5.10. Direct Rollovers

ARTICLE VI. ADMINISTRATION
     Section 6.01. Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration
     Section 6.02. Administrative Committee
     Section 6.03. Plan Administrator
     Section 6.04. Authority of Plan Administrator
     Section 6.05. Use of Professional Services
     Section 6.06. Fees and Expenses
     Section 6.07. Claims Procedure
     Section 6.08. Trustee s Responsibilities
     Section 6.09. Fiduciary Insurance and Indemnification
     Section 6.10. Agent for Service of Process
     Section 6.11. Allocation of Fiduciary Responsibility
     Section 6.12. Selection of Investment Managers
     Section 6.13. Liability for Breach of Co-Fiduciary
     Section 6.14. Communications

ARTICLE VII. RIGHTS RESERVED BY EMPLOYER
     Section 7.01. Employer's Interest in Plan
     Section 7.02. Amendment
     Section 7.03. Termination

ARTICLE VIII. SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS
     Section 8.01. Successor Employer
     Section 8.02. Merger or Transfer of Plan Assets
     Section 8.03. Adoption of Plan by Affiliate

ARTICLE IX. MISCELLANEOUS
     Section 9.01. Nonguarantee of Employment
     Section 9.02. Action by Company
     Section 9.03. Plan Binding on Successors
     Section 9.04. Construction
     Section 9.05. Titles
     Section 9.06. Form of Written Notice
     Section 9.07. Top-Heavy Restrictions
     Section 9.08. Prior Plan

                 MARATHON ELECTRIC SALARIED EMPLOYEES'
                           401(k) SAVINGS PLAN


          Marathon Electric Manufacturing Corporation, a Wisconsin corporation, originally adopted the Marathon Electric Salaried Employees' Savings Plan ("Plan") as of January 1, 1982. The Plan was restated effective January 1, 1984 in order to reflect all amendments made to it since its adoption and to bring it into compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984 and various other regulatory changes. This restatement effective January 1, 1987 is designed to add a "cash or deferred" arrangement pursuant to Section 401(k) of the Internal Revenue Code and to comply with the Tax Reform Act of 1986 and changes the name of the Plan to Marathon Electric Salaried Employees' 401(k) Savings Plan.

                       ARTICLE I.  DEFINED TERMS
                       -------------------------

          Section 1.01.   Definitions.  As used in the Plan, the following
          ---------------------------
terms shall have the meanings hereinafter set forth:

               (a) "Affiliate" shall mean any Employer and each other corporation, trade or business which is a member of the controlled group to which the Company belongs, as determined by Section 414(b) and (c) of the Code.

               (b) "Beneficiary" shall mean a person or persons (natural or otherwise) or organization or organizations designated by a Member pursuant to Section 5.02 hereof to receive any death benefit which shall be payable under the Plan.

               (c) "Break in Service" shall mean a twelve consecutive month period, during which an Employee is credited with no Hours of Service, which begins on the Employee's Severance of Employment Date.

               (d) "Certified Leave of Absence" is any absence of any Employee from active service of an Affiliate which is not treated as a Termination of Employment. In granting a Certified Leave of Absence, all Employees in similar circumstances will be treated alike. Any Employee in the military service of the United States, whether as a volunteer or by induction, shall be deemed to have received a Certified Leave of Absence for such period as may be required by applicable state or federal law regarding veterans' reemployment rights.

               (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and reference to a particular section shall also include any successor section or sections.

               (f) "Committee" shall mean the Marathon Electric Pension and Savings Plans Committee acting and appointed in accordance with the terms and conditions of Article VI.

               (g) "Company" shall mean Marathon Electric Manufacturing Corporation, a Wisconsin corporation.

               (h) "Compensation" shall mean a Member's base salary, commissions earned on sales, overtime premiums, shift differentials, any Deposits hereunder, any salary or wage reduction contributions to a welfare plan sponsored by the Company intended to qualify under Section 125 of the Internal Revenue Code, but shall exclude bonuses and any other extraordinary remuneration. Effective January 1, 1989, the maximum annual compensation utilized herein for any Employee (to include in addition the Employee's spouse and lineal descendants who are under age 19 as of the close the Plan Year in the case of Employees who are 5% owners or in the group of the ten Employees paid the highest compensation for the year) shall be $200,000 ($150,000 effective January 1, 1994) (or such higher amount permitted pursuant to applicable regulations).

               (i) "Deferred Retirement Date" of a Member shall mean the date on which a Member retires if such Member continued as an Employee after the date on which he would otherwise have attained, his Normal Retirement Date.

               (j) "Deposits" shall mean amounts designated under the Plan by Participants pursuant to Article III which are contributed by the Employers in lieu of payment of an equal amount to the Participant as compensation. "Matched Deposits" are subject to certain matching by Employer contributions and "Unmatched Deposits" are not.

               (k) "Deposits Account" (hereinafter sometimes referred to collectively with the Member's Employer Contribution, Participant
Contribution and IRA Accounts as "Accounts") shall mean the account maintained for a Member to record pre-tax contributions made after March 31, 1987 and adjustments thereto.

               (l) "Early Retirement Date" shall mean the date prior to the Normal Retirement Date on which a Member who has attained age fifty-five and completed one hundred twenty months of Vesting Service, incurs a Termination of Employment.

               (m)    "Effective Date" shall mean January 1, 1982.

               (n) "Employee" shall mean a person receiving remuneration for personal services rendered to an Employer who satisfies the common law definition of an "employee", and:

                      1. who is compensated in whole or in part on a salaried basis, including both exempt and non-exempt employees; and

                      2. who is a resident or citizen of the United States of America; and

                      3. who is not in a collective bargaining unit with which an Employer has a bargaining agreement unless such agreement specifically provides that persons in such unit shall be covered by the Plan; and

                      4. who is not an active participant or eligible to become an active participant upon completion of age and/or service requirements under any qualified plan to which an Employer is making contributions on his behalf, other than the Marathon Electric Salaried Employees' Pension Plan, the Marathon Electric Lebanon Hourly Employees' Pension Plan and the Marathon
           Electric West Plains Hourly Pension Plan.

                (o) "Employer" shall mean the Company, Marathon Special Products Corporation, Lima Electric Co., Inc. and any other Affiliate which adopts the Plan in accordance with Section 8.03.

                (p) "Employer Contribution Account" (hereinafter sometimes referred to collectively with a Members Participant Contribution, Deposits, and IRA Accounts as "Accounts") shall be the account maintained for a Member to record his share of the Company's contributions pursuant to Sections 3.04 and 3.05, forfeitures and adjustments thereto.

                (q) "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as may be amended from time to time.
                (r) "Fiscal Year" of the Plan and the Employers shall mean the twelve month period beginning on January 1 and ending on December 31.
                (s) "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliate (1) for the performance of duties during the applicable computation period, (2) on account of a period of time during which no duties are performed, or (3) as back pay, irrespective of mitigation of damages; and, for purposes of determining a Break in Service, shall include those normally scheduled working hours during which an Employee is on a Certified Leave of Absence. Hours of Service credited to an Employee for periods of time during which the Employee is directly or indirectly paid but performs no duties shall be credited in accordance with Department of Labor Regulations 29 C.F.R. 2530.200-2(b) and (c).

                (t) "Inactive Participant" shall mean a Member described in Section 2.03.

                (u) "Investment Fund" shall mean the investment funds described and provided for in Section 4.07.

                (v) "Member" shall mean a Participant or an Inactive Participant who has one or more Accounts which has not yet been fully distributed.

                (w) "Normal Retirement Date" shall mean a Member's sixty-fifth (65th) birthday.

                (x) "Participant" shall mean an Employee who is eligible to participate in the Plan and who is making Deposits or contributions to his Participant Contribution Account in accordance with Section 3.01.

                (y) "Participant Contribution Account" (hereinafter sometimes referred to collectively with the Member's Employer Contribution, Deposits, and Participant IRA Accounts as "Accounts") shall mean the account maintained for a Member to record after-tax contributions made prior to April 1, 1987 and adjustments thereto.

                (z) "Participant IRA Account" (hereinafter sometimes referred to collectively with the Member's Employer Contribution, Deposits, and Participant Contribution Accounts as "Accounts") shall mean the account maintained for a Member to record voluntary contributions made by the Member for tax years prior to January l, 1987 pursuant to Section 3.08 and adjustments thereto.

                (aa) "Pay Period" shall mean that portion of the calendar year used by the Employers for the processing and payment of Compensation, but in no event shall any Pay Period exceed thirty-one days.

                (bb) "Permanently Disabled" shall mean any physical or mental condition which renders a Member totally and permanently disabled, as evidenced by eligibility for and receipt of disability benefits under the federal Social Security Act.

                (cc) "Plan" shall mean the Marathon Electric Salaried Employees' 401(k) Savings Plan as restated herein which was formerly known as the Marathon Electric Salaried Employees' Savings Plan.

                (dd) "Plan Administrator" shall mean the Employee selected by the Committee pursuant to Section 6.03.

                (ee) "Plan Year" shall mean the twelve month period beginning on January 1 and ending on December 31.

                (ff) "Severance of Employment Date" shall mean the first to occur of (1) the date of the Member's Termination of Employment or
(2) the date immediately following the last day of the first twelve month period during which the Member has not been credited with at least one Hour of Service.
                (gg) "Termination of Employment" shall mean for any Employee the first to occur of the following:

                      (i) his last day of active employment if he becomes a member of the armed forces and fails to return within ninety (90) days of his discharge or separation from active duty, or if he re-enlists in the armed forces,

                     (ii) his last day of active employment if he does not return to work upon the expiration of a leave of absence,

                     (iii) the date he has been continuously laid-off
                           commencing on or after January 1, 1982 for over twelve months, or

                     (iv) the date he resigns, retires, is discharged, or dies.

               (hh) "Trust" shall mean the Marathon Electric Master Pension Trust adopted effective January 1, 1982 and as may be amended and in effect from time to time, between the Company and the Trustee.

               (ii) "Trustee" shall mean M&I Marshall & Ilsley Bank or any successor or successors thereto appointed by the Committee to hold and administer the Trust.

               (jj) "Valuation Date" shall mean the last day of each calendar month, or such more frequent dates as the Plan Administrator may determine is administratively appropriate.

               (kk) "Vested" shall mean that a Member has a nonforfeitable right to a benefit based upon the balance of his Employer Contribution Account, by meeting one of the following requirements:

                    (1)  The member has completed 36 months of
     participation in the Plan. Subject to the provisions of (A), (B) and (C), below, each Member shall be credited with one month of participation for each whole or partial calendar month during the period which begins on the date on which the Member first performed an Hour of Service after having become a Participant pursuant to Section 2.02 and ends on the Member's Severance of Employment Date.
                           (A)   If a Member who has incurred a
          Severance of Employment Date once again becomes an Employee and performs at least one Hour of Service before the first anniversary of such Date, the Member shall, in addition to the months of participation credited under (1) above, be credited with one month of participation for each whole or partial calendar month which elapsed between the date of such Hour of Service and his Severance of Employment Date.

                           (B)   An Employee who again becomes a
          Member following a Break in Service and who had accrued thirty-six (36) months of participation prior to his Break in Service shall be credited with such months of participation upon becoming a Participant.

                           (C)   An Employee who again becomes a Member
          following a Break in Service and who had not accrued thirty-six
          (36) months of participation prior to his Break in Service shall be credited with his pre-break months of participation upon becoming a Participant if either (A) the period of Break in Service is less than the period of participation accrued prior to the first day of Break in Service or (B) the Break in Service did not extend for at least six (6) consecutive years; otherwise, his vesting shall be determined only by his post-break participation.

                    (2) The Member has completed 60 months of service. For purposes of this paragraph (2), the following rules shall apply:

                           (A)   A "month of service" shall mean
          each whole or partial calendar month during the period which begins on the date on which the Member first performed an Hour of Service and ends on the Member's Severance of Employment Date; and

                           (B)   The rules outlined in (1)(A) through
          (C) above shall apply but "sixty (60) months of Service" replaces thirty-six (36) months of "participation" and a rehired Member is credited with Service pursuant to such provisions, even if he is not an Employee or a Participant following his reemployment.

                          ARTICLE II. ELIGIBILITY
                          -----------------------

          Section 2.01.   Eligibility.   Each Employee shall be eligible
          ---------------------------
to become a Participant as of the first day of the first full Pay Period which begins on the date coincident with or immediately subsequent to the later of (1) the Employee s twenty-first (21st) birthday or (2) the date that is twelve (12) calendar months subsequent to his first day of employment. Effective with respect to Employees whose employment with the Employer or an Affiliate first commences after December 31, 1994, the Employee will be eligible to participate only if he has completed 1,000 or more Hours of Service during the twelve month period commencing on his first day of employment and, if he does not complete 1,000 hours of service or more during that period the employee shall be eligible to become a Participant as of the first day of the first full Pay Period which begins on or after the January 1 following a calendar year in which he does complete 1,000 or more Hours of Service.

          Section 2.02.   Participation.  Subject to the provisions of
          -----------------------------
Section 2.04, 3.06 and 3.07, each eligible Employee shall become a Participant as of the first day of the first Pay Period in which he has
(1) satisfied the eligibility requirements of Section 2.01 and (2) submitted a request to the Plan Administrator an application and payroll deduction authorization form specifying a contribution level as provided for in
Section 3.01; provided, however, that an Employee who does not elect to become a Participant prior to the first Pay Period in which he was eligible shall become a Participant as of the first Pay Period beginning on or after the first of the month next following the submission of applicable requests under (2) above.

          Section 2.03.   Inactive Status.
          -------------------------------
          A Participant shall become an Inactive Participant upon the first to occur of the following:

          (a) Employment by an Affiliate in a classification other than as described in Section 1.01(m);

          (b)   A Termination of Employment;

          (c)   The effective date of any election filed under Section 3.03;

          (d)   The effective date of any election filed under Section 3.06; or

          (e)   The effective date of any election filed under Section 3.07.

          Section 2.04.  Return to Active Status.  (a)  An Inactive
          --------------------------------------
Participant described in Section 2.03(a) or (b) who is reemployed as an Employee shall become a Participant upon again satisfying the requirements of Section 2.02.

          (b) An Inactive Participant described in Section 2.03(c) may once again become a Participant pursuant to Section 2.02 upon the expiration of the period described in Section 3.03(c).

          (c) An Inactive Participant described in Section 2.03(d) may once again become a Participant pursuant to Section 2.02 upon the expiration of the period described in Section 3.06(e).

          (d) An Inactive Participant described in Section 2.03(e) may once again become a Participant pursuant to Section 2.02 upon the expiration of the period described in Section 3.07(f).

                         ARTICLE III.  CONTRIBUTIONS
                         ---------------------------

          Section 3.01.   Participant Contributions.  (a) Matched
          -----------------------------------------
Contributions. Each Pay Period, each Participant shall deposit in his Participant Contribution Account by means of payroll deduction an amount equal to zero, one, two, three, four or five percent (0%, 1%, 2%, 3%, 4% or 5%) of his Compensation for such Pay Period, as determined by his payroll deduction authorization submitted to the Plan Administrator. Such amounts will be subject to matching by Employer contributions and forfeitures under Sections 4.03 and 4.05 hereof.

          (b)   Unmatched Contributions.  Each Pay Period, each Participant
                -----------------------
may deposit in his Participant Contribution Account by means of payroll deduction an amount equal to a whole percentage of his Compensation for each such Pay Period as determined by his payroll deduction authorization submitted to the Plan Administrator, which percentage is not less than six percent (6%) nor more than fifteen percent (15%). Such amounts will not be subject to matching by Employer Contributions or forfeitures.

          (c) Contributions pursuant to subsections (a) and (b) above shall be deducted from the Participant's remuneration during the Pay Period by the Employer and shall be paid over to the Trustee within an administratively reasonable period following the Pay Period, but not later than the fifteenth day of the month following the end of the Pay Period.
          (d) All such deposits and any adjustments thereto shall be fully vested and nonforfeitable at all times and shall be distributed to the Participant in accordance with Sections 3.06 or 5.05.

          Section 3.02.   Change in Amount of Participant Contributions.
          -------------------------------------------------------------
          (a) Upon notice to the Plan Administrator no later than the 20th day of any month, each Participant may change the amount of his Deposits effective as of the first day of the first Pay Period which begins on or after the first day of the following month.

          (b) In order to guarantee the favorable tax treatment of Deposits hereunder pursuant to Section 401(k) of the Code or to ensure compliance with Section 415 of the Code, the Plan Administrator in its discretion may prospectively decrease the rate of Deposits of any Participant at any time or, to the extent permitted by the Code and applicable regulations, direct the Trustee to return Deposits to any Participant.

          (c) Effective for any Plan Year after December 31, 1986, no Participant shall contribute Deposits in excess of $7,000 (or such higher amount permitted by regulations to reflect cost of living increases) in any Plan Year, and the actual deferral percentage for highly compensated employees as defined in Code Section 414(q) shall not exceed the actual deferral percentage for non-highly compensated employees by more than the greater of:

               (i) the actual deferral percentage of the non-highly compensated employees multiplied by l.25, or

              (ii) the actual deferral percentage of the non-highly compensated employees plus two percentage points, subject to a maximum of the actual deferral percentage of the non-highly compensated employees multiplied by 2.0.

          Section 3.03.   Suspension of Contributions.  Each Participant
          -------------------------------------------
shall be permitted to revoke any Deposit authorization pursuant to
Section 2.02 upon written notice to the Plan Administrator; provided, however, that:

          (a) Not more than one such revocation shall be effective in any Plan Year;

          (b) The Employee shall be deemed ineligible to become a Participant for a period which begins on the effective date of such revocation and ends on the first day of the first Pay Period which begins not less than six (6) months from the effective date of such revocation.

          Section 3.04.   Employer's Basic Contribution.  (a)  Each
          ---------------------------------------------
Employer shall make a basic contribution to the Plan of an amount which will be equal to fifty cents ($.50) for each one dollar ($1.00) of matched contributions pursuant to Section 3.01(a) contributed during the Plan Year by its Participants who qualify to receive an allocation of such Employer's contributions pursuant to Section 4.03(a).

          (b) The Employers' basic contribution for each Pay Period shall be paid to the Trustee for deposit in the Trust on or before the fifteenth day of the month following the month in which each such Pay Period ends.

          Section 3.05.   Additional Employer Contributions.  (a)  As of
          -------------------------------------------------
the close of each Plan Year, each Employer shall contribute such amount as will be equal to a percentage of the total of matched contributions made during the Plan Year pursuant to Section 3.01(a) by its Participants who qualify to receive an allocation of such Employer's contributions pursuant to Section 4.03(b), which percentage is set forth opposite the Pre-Tax Profits as a percentage of the Net Worth at the beginning of the Fiscal Year in the table below:

             Pre-Tax Profits             Percentage of Participant
              as Percentage                 Contributions to be
              of Net Worth              Contributed by the Employers
             ---------------            ----------------------------

                0 - 15.99%                            0%
               16 - 16.99%                            5%
               17 - 18.99%                           10%
               19 - 20.99%                           15%
               21 - 22.99%                           20%
               23 - 23.99%                           25%
               24 - 24.99%                           30%
               25 - 25.99%                           35%
               26 - 26.99%                           40%
               27 - 27.99%                           50%
               28 - 28.99%                           60%
               29 - 29.99%                           70%
               30 - 30.99%                           80%
               31 - 31.99%                           90%
               32 - and above                       100%


          (b) The Employers' additional contributions for each Plan Year shall be paid to the Trustee for deposit in the Trust not later than the time prescribed by law, including any extensions thereof, for filing the Company's federal income tax return for such Plan Year.

          (c) For purposes of this Section, "Pre-Tax Profits" shall mean the consolidated earnings before provision for income taxes in any Fiscal Year determined upon the basis of the Company's books of account; provided, however, that life insurance proceeds in excess of book value of the respective policies and all other extraordinary credits or changes to income not arising from usual business operations shall be disregarded. The Company shall determine "Pre-Tax Profits," including extraordinary items to be disregarded, regardless of how presented in the consolidated statement of earnings, for each Fiscal Year and such determination shall be final and conclusive for all purposes hereunder.

          (d) For purposes of this Section, "Net Worth" shall mean total shareholders' equity on the Affiliates' consolidated balance sheet, including common shares, additional paid in capital, retained earnings and treasury shares as determined by the Company in accordance with generally accepted accounting principles.

          Section 3.06.   Withdrawal of Participant Contribution Account
          --------------------------------------------------------------
and Deposits Account.  Subject to subsection (f) below, a Member may
--------------------
withdraw all or a portion of his Participant Contribution Account and Deposits Account in accordance with the following:

           (a) The Member must file a written election with the Plan Administrator specifying the amount to be withdrawn.

           (b) The effective date of each withdrawal election shall be within an administratively reasonable processing period following receipt of the election by the Plan Administrator.

           (c) Distribution of withdrawn amounts shall be made by the Trustee as soon as administratively feasible, but generally no later than forty-five (45) days subsequent to the effective date of the election hereunder. If less than all of a Participant Contribution Account and/or Deposits Account is to be withdrawn, the Trustee shall, to the extent possible, make all distributions on a pro rata basis from the Investment Funds in which such Accounts are then invested. All such distributions shall be made first from the Member's own contributions, then from the income thereon then from the Member's Deposits, and finally from the income thereon.

           (d) No more than one withdrawal election shall be effective in any Plan Year with respect to the Member's Participant Contributions Account and no more than one withdrawal election shall be effective in any Plan Year with respect to the Member's Deposits Account.

           (e) A Participant shall become an Inactive Participant as of the close of business on the last day of the Pay Period coincident with or immediately preceding the effective date of the withdrawal election and shall be ineligible to resume Participant status for a period of six (6) months from such date. Effective for withdrawals on or after January 1, 1988, this six (6) month suspension rule shall be deleted.

           (f) No withdrawal prior to Termination of Employment shall be permitted from a Participant's Deposits Account except for a Participant who is either over age fifty-nine and one-half (59-1/2) or makes a showing of financial hardship, subject to such rules as the Committee shall establish. For purposes of this Section, a withdrawal shall be deemed to be on account of a financial hardship if the distribution is for:

                 (i)   unreimbursed medical expenses described in Code
                       Section 213(d) previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in Code Section 152) or necessary for such individuals to obtain medical care described in Code Section 213(d);

                (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

               (iii) payment of tuition and related educational fees for the next twelve (12) months or quarter of post-secondary education for the Member or the Member's spouse or dependents; or

                (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

           The hardship withdrawal (i) shall be limited to the amount of the financial hardship, including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the withdrawal and (ii) shall be made only after the Member takes all permitted loans and distributions hereunder and pursuant to any other plan maintained by the Employers.
           A hardship withdrawal may not include earnings credited after December 31, 1988 to a Member's Deposits. Any Member who makes a withdrawal under this Section shall have his Deposits and any other elective contributions or employee contributions under this Plan or any other plan of deferred compensation maintained by the Employer (both qualified and nonqualified) automatically suspended for a period of twelve (12) months following such withdrawal. The amount that such a Member may contribute as Deposits for the calendar year following such withdrawal shall not exceed the amount described in Section 402(g) for such year, reduced by the amount of such Member's actual Deposits for the calendar year in which the withdrawal occurred.

           Section 3.07.   Withdrawal of Employer Contribution Account.
           -----------------------------------------------------------
A Member may withdraw all or a portion of his Employer Contribution Account in accordance with the following:

           (a) The Member must file a written election with the Plan Administrator specifying the amount to be withdrawn.

           (b) The effective date of each withdrawal election shall be within an administratively reasonable processing period following receipt of the election by the Plan Administrator.

           (c) No amounts representing Employer contributions and adjustments thereto which have been held by the Trust for a period of less than thirty-six (36) months can be withdrawn by the Member; provided, however, that this restriction shall not apply in the case of a hardship as defined in Section 3.06(f), and a withdrawal under this Section will be required prior to a hardship withdrawal from the Deposits Account.

           (d) Distribution of withdrawn amounts shall be made by the Trustee as soon as administratively feasible, but generally no later than forty-five (45) days subsequent to the effective date of the election hereunder. If less than all of the Employer Contribution Account is to be withdrawn, the Trustee shall, to the extent possible, make all distributions on a pro rata basis from the Investment Funds in which such Account is then invested.

           (e) Not more than one withdrawal election shall be effective in any Plan Year.

           (f) A Participant shall become an Inactive Participant as of the close of business on the last day of the Pay Period coincident with or immediately preceding the effective date of the withdrawal election and shall be ineligible to resume Participant status for a period of twelve (12) months from such date.

          Section 3.08.   Contributions to Participant IRA Account.
          --------------------------------------------------------
          (a) Prior to January 1, 1987, an Employee who was eligible to become a Member could elect to make voluntary contributions to his Participant IRA Account (as of any date on which he could then become a Participant pursuant to Sections 2.01 and 2.02). No such contributions are permitted after December 31, 1986.

          (b) An Employee may withdraw all or a portion of the balance in his IRA Account in accordance with the following:

               (1) The Employee must file a written election with the Plan Administrator specifying the amount to be withdrawn.

               (2) The effective date of each withdrawal election shall be within an administratively reasonable processing period following receipt of the election by the Plan Administrator.

               (3) Distribution of withdrawn amounts shall be made by the Trustee as soon as administratively feasible, but in no event later than thirty (30) days subsequent to the effective date of the election hereunder. If less than all of a Participant's IRA Account is to be withdrawn, the Trustee shall, to the extent possible, make all distributions on a pro rata basis from the Investment Funds in which such Account is then invested.

               (4) Not more than one withdrawal election shall be made in any Plan Year.

          (c) Upon Termination of Employment, the balance credited to an Employee's Participant IRA Account shall be distributed in accordance with the provisions of Section 5.06.

          Section 3.09.   Non-Reversion of Employer Contributions.
          -------------------------------------------------------
          (a) Subject to the provisions of paragraphs (b) and (c) below, contributions to the Plan shall not inure to the benefit of the Employers and shall be held for the exclusive benefit of the Members and Beneficiaries hereunder.

          (b) Adoption of the Plan and Trust are expressly conditioned on qualification as a tax qualified plan and trust under Sections 401(a) and 501(a) of the Code, respectively. In the event that the Plan and Trust shall fail to qualify as a tax qualified Plan and Trust, all contributions made by the Employers and Members to such date shall be returned to the Employers and the Members, respectively, by the Trustee. Upon the return of all such contributions, the Plan shall terminate and the Employers and any and all other fiduciaries shall be discharged from all obligations under this instrument.

          (c) Contributions made by an Employer by a mistake of fact shall revert to the Employer if such return is made within one year after the payment of such mistaken contribution. To the extent that a contribution is disallowed as a deduction to an Employer, such contribution shall revert to the Employer if such return is made within one year of the disallowance of the deduction.

          Section 3.10.   Rollover Contributions.  (a)  Each Member shall
          --------------------------------------
be entitled to transfer to his Participant Contribution Account his voluntary contribution account, if any, under the Marathon Electric Profit-Sharing Retirement Plan; provided, however, that an election to make such transfer must be made on or before January 31, 1982 and, provided further, that such contribution shall not be deemed a Participant contribution for purposes of allocations of the Employer's basic or additional contribution pursuant to Sections 3.04 and 3.05 or as a Participant contribution for purposes of the maximum limitations of
Section 4.06.

          (b) The Plan Administrator may, in his discretion, direct the Trustee to accept benefits (in the form of cash) of any Participant arising out of his participation in an employee pension benefit plan qualified under Section 401 or 403 of the Code to the extent that such benefits constitute an eligible rollover distribution under Section 402(c)(4) of the Code (not in excess of the amount permitted under Section 402(c)(2) of the Code) or the proceeds from a rollover individual retirement account under Section 408(d)(3) of the Code. For investment purposes the Trustee shall commingle the transferred benefits with the Member's Participant Contribution Account. Any amount so transferred shall be treated for all purposes of the Plan as fully vested and shall be given special designation by the Trustee in order to provide for the proper administration of the Plan.

          Section 3.11.   Actual Contribution Percentage Test.  For each
          ---------------------------------------------------
Plan Year commencing after December 31, 1986, the actual contribution percentage of Section 3.01(a) and (b) Participant contributions and Employer contributions under Section 3.04 and 3.05 allocated for highly compensated employees shall not exceed the actual contribution percentage for non-highly compensated employees by more than the greater of:

               (i) the actual contribution percentage of the non-highly compensated employees multiplied by l.25, or

              (ii) the actual contribution percentage of the non-highly compensated employees plus two percentage points, subject to a maximum of the actual contribution percentage of the non-highly compensated employees multiplied by 2.0.

In order to ensure compliance with Sections 401(m) and 415 of the Code, the Plan Administrator in its discretion may prospectively decrease the rate of Employer match or, to the extent permitted by the Code and applicable regulations, direct the Trustee to refund Participant contributions, forfeit non-vested Employer contributions, or to distribute vested Employer contributions.

             ARTICLE IV.   ALLOCATIONS TO PARTICIPANT'S ACCOUNTS
             ---------------------------------------------------

          Section 4.01.   Individual Accounts.  The Plan Administrator
          -----------------------------------
shall direct the Trustee to create and maintain adequate records of the interest in the Plan of each Member and Beneficiary. Such records shall be in the form of individual Employer Contribution, Participant Contribution, Participant Deposits and Participant IRA Accounts and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is for accounting purposes only and an allocation of the assets held in the Trust to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

          Section 4.02.   Allocation of Income.   As of each Valuation
          ------------------------------------
Date, the Trustee shall value each Investment Fund under Section 4.07(e) hereof and proportionately adjust each Participant's Accounts invested in such Fund to reflect the effect of income received, any change in fair market value (whether realized or unrealized), expenses and all other transactions during the month respecting such Fund. Such valuation and adjustment shall be accomplished by recognizing the beginning balances, any distributions, any participant loans, Participant Deposits, rollovers, Employer Contributions and loan repayments.

          Section 4.03.  Allocation of Employer Contributions.  Contributions
          ---------------------------------------------------
made by an Employer which are attributable to the Plan Year shall be allocated as follows:

           (a)   Basic Contribution.  Contributions made by the Employers
                 ------------------
pursuant to Section 3.04 shall be allocated to each Participant's
Employer Contribution Account on the basis of fifty cents ($.50) for each one dollar ($l.00) of Matched Deposits by the Participant.

           (b)   Additional Contribution.  Contributions made by the
                 -----------------------
Employers pursuant to Section 3.05 shall be allocated as of the close of the Plan Year to the Employer Contribution Account of each Member who (1) made a matched contribution pursuant to Section 3.01(a) to his Participant Contribution Account and/or Matched Deposits to his Deposits Account during the year and (2) was an Employee on the last day of the Plan Year or who retired (within the meaning of Section 5.01), became Permanently Disabled or died during the Plan Year. Such allocation shall be based upon the ratio that each eligible Member's matched contributions and Deposits for the Plan Year bear to the total matched contributions and Deposits made by all eligible Members during the Plan Year.

          Section 4.04.   Allocation of Participant Contributions and Deposits.
          --------------------------------------------------------------------
          Contributions made by Participants shall be allocated to each Member's Participant Contribution Account and Deposits to the Deposits
Account in accordance with the Member's election as of an administratively reasonable date following receipt by the Trustee.

          Section 4.05. Allocation and Disposition of Forfeitures. Upon Termination of Employment, the unvested portion of a Member's Employer Contribution Account (the conditional forfeiture ) shall be held in a suspense account to be allocated in accordance with the provisions of this section:

          (a) If the Member is reemployed prior to incurring a Break in Service, the conditional forfeiture held in the suspense account as adjusted by gains or losses, shall automatically be reinstated to his Employer Contribution Account.

          (b) If a conditional forfeiture is not reinstated pursuant to (a), the amount held in the suspense account, as adjusted for gains or losses, shall be allocated to the Employer Contribution Account of other eligible Members as of the last day of the Plan Year in which the Member incurs a Break in Service. Amounts which become available for redistribution during a Plan Year pursuant to this Section shall be allocated and credited, as of the last day of such Plan Year, to the Employer Contribution
Accounts of Members eligible under Section 4.03(b) based on the ratio that each such Member s matched contributions pursuant to Section 3.01(a) and Deposits for such Plan Year bear to the total matched contributions and Deposits made by all eligible Members' during such Plan Year. Any such forfeiture on or before December 31, 1984 shall be final. Any such forfeiture thereafter shall only become final after six (6) consecutive years of Break in Service. In the event a Member or former Member is reemployed after one year of Break in Service but before six
(6) consecutive years of Break in Service, the amount allocated pursuant to this subsection shall be reinstated to the Member s account from other forfeitures or, if necessary, from a special Employer Contribution.

          Section 4.06.   Maximum Additions.  (a) Notwithstanding the
          ---------------------------------
other provisions of this Plan, annual additions to the account of any Member for a Plan Year shall not exceed the lesser of:

               (i) thirty thousand dollars ($30,000) as adjusted pursuant to Section 415(c)(1) (A) and (d)(1) of the Code; or

              (ii) twenty-five percent (25%) of the Member's total compensation (as defined in Section 415(c) of the Code) for such Plan Year.

The term "annual additions" as used in this subsection shall mean the amount of the Employer's contributions and forfeitures for the Plan Year allocated to the account of the Member, plus the Participant's Deposits and contributions for the Plan Year.

          (b) If a Member also participates in another qualified defined contribution plan maintained by the Employer, then the sum of his annual additions (as defined in subsection (c) of Section 415 of the Code) under this Plan and under such other plan shall not exceed the limitations described in subsection (a) of this Section. Further, if a Member also participates in a defined benefit pension plan maintained by the Employer, the sum of (i) and (ii) below shall not exceed one (1.0):

                (i) the sum of the projected annual benefits of the Member under all qualified defined benefit plans of the Employer determined as of any December 31, divided by the lesser of (A) the product of 1.4 times the maximum benefit allowable under Section 415
                     (b)(1)(B) of the Code for such year, or (B) the product of 1.25 times the dollar limitation in effect for such year under Section 415 (b)(1)(A) of the Code, plus

               (ii) the sum of all annual additions to the Member's accounts under this Plan and all other defined contribution plans maintained by the Employer, as of such December 31, divided by the sum of the lesser of the following amounts for such year and each prior year of service with the Employer: (A) the product of
                     1.4 times the maximum annual additions allowable for such year under Section 415(c)(1)(B) of the Code, as applicable, or (B) the product of 1.25 times the dollar limitation in effect for such year under Section 415(c)(1)(A) of the Code.

          (c)  In the event that either of the rules set forth in subsection
(a) and (b) of this Section would otherwise be violated after all adjustments in accrued benefits provided for in any defined benefit pension plan of the Employer, there shall be deducted from such Member's account and returned to the Member such portion of his own contributions for the Plan Year together with the earnings thereon, as shall be necessary to satisfy such requirement. If the requirements are still not satisfied then, there shall be deducted from the Member s account and reallocated to other eligible Member's accounts in the manner described in Section 4.03(b), such amount as may be necessary to satisfy both of such rules; provided that if such reallocation to the accounts of other Members is not possible as the result of the application of this Section, then the reallocable amounts shall be credited to a suspense account subject to the following conditions:
(i) amounts in the suspense account shall be allocated at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account,
(iii) no further Employer contributions shall be permitted until the foregoing limitations permit their allocation to Members accounts, and
(iv) upon termination of the Plan any unallocable amounts in the suspense account shall revert to the Employer.

          Section 4.07.   Investment Election.  (a)  Each Member shall, on
          -----------------------------------
or before the date he first becomes a Participant, file a written election with the Plan Administrator specifying, in increments of ten percent (10%), the Investment Fund or Funds in which all contributions to his (1) Employer and Participant Contribution Accounts and (2) Participant IRA Accounts shall be invested.

          (b) Not more frequently then every thirty days, each Member may elect, in 10% increments, to change his investment election as to the Investment Fund or Funds in which the balance of his Accounts shall be invested. Such election shall be made in such manner and pursuant to such rules as the Plan Administrator may establish. A Member's election shall remain in effect until changed. The Committee is hereby authorized to further modify the timing and method of investment election changes pursuant to rules of uniform application.

           (c) In addition to all other authority and power conferred on the Plan Administrator to administer and interpret the provisions of the Plan, the Plan Administrator shall have the specific authority to establish rules and regulations which govern the rights of Members to make the elections herein described and the procedures, including the determination of the validity of any election, to be followed in the administration of this
Section 4.07.

           (d) The Committee may, from time to time, establish, modify or terminate one or more Investment Funds for the purpose of providing investment media for the assets of the Trust. The general investment objectives of each such Fund shall be as herein described, provided, however, that such descriptions shall be intended only as a general description of the investment purpose and objective of each such Investment Fund and shall not prohibit the Trustee or any investment manager from altering, at any given time, the specific investments held by such Investment Fund if such change is, in the opinion of such fiduciary, necessary to meet applicable standards under ERISA or would not be contrary to the general purpose of such Investment Fund. The Committee is further specifically authorized to allocate, in whole or in such increments as it deems appropriate, the responsibility of asset management of one or more Investment Funds to or among the Trustee and one or more investment managers appointed pursuant to Section 6.09; provided, however, that where more than one fiduciary has been charged with the investment of a separable portion of any Investment Fund, allocations to Member's accounts under this Article IV shall be made on the basis of the Investment Fund as a whole and no Member shall have the right to elect which such fiduciary shall manage the assets held in his Accounts.

           (e)  The Investment Funds of the Trust shall be as follows:

                (1) The "Equity Fund", which shall be invested primarily in equity securities unless the Trustee or investment manager appointed with respect to such Fund, shall, in its discretion, deem such investment balance to be imprudent under the circumstances, in which case, such Fund may be invested in non-equity securities or other property, including commercial paper, certificates of deposits and interest bearing securities and other similar investments.

                (2) The "Fixed Income Fund," which shall be invested wholly in non-equity securities such as commercial paper, certificates of deposits, commercial or government notes, bonds or other investments of a similar nature, or which may, in the Committee's discretion, be invested in whole or in part in (A) a contract issued by a legal reserve life insurance company authorized to do business in the State of Wisconsin and one or more other states providing for the guarantee of principal and the payment of interest thereon or (B) a common, pooled, diversified or consolidated fund qualified for tax exemption under the appropriate provisions of the Code, and maintained by a bank or other financial institution (including the Trustee, any investment manager or any affiliate of either) for the purpose of investing assets held in trust under plans qualified under said Code, which fund invests in one or more contracts issued by a legal reserve life insurance company authorized to do business in the State of Wisconsin and one or more other states providing for the guarantee of principal and the payment of interest thereon. Any instrument governing a fund described in (B) shall be deemed to be incorporated in and made a part of this Plan as fully and to all intents and purposes as if set forth herein at length Notwithstanding anything herein to the contrary, the Fixed Income Fund shall not, in any event, be invested in equity securities such as common or preferred stock.

                (3) The "Balanced Fund," which shall be invested in a diversified portfolio of equity securities, highly rated, fixed-income securities and cash-equivalent instruments, with a focus on long-term investments to attain capital growth and current income.

                (4) The "Employer Stock Fund" which shall be invested in the common stock of Regal-Beloit Corporation (or its successor).
     A portion of the Employer Stock Fund may be temporarily invested in short-term bonds, money market funds, and similar investments pending investment in the stock of Regal-Beloit corporation (or its successor).

                (5) Such other fund or funds as the Committee may establish from time to time including, but not limited to, any common, pooled, diversified or consolidated fund qualified for tax exemption under the appropriate provisions of the Code and maintained by a bank or other financial institution (including the Trustee, any investment manager or any affiliate of either) for purpose of investing assets held in trust under plans qualified under said Code. Any instrument governing such a fund shall be deemed to be incorporated herein and made a part of this Plan and the Trust as fully and to all intents and purposes as if set forth herein at length.

                            ARTICLE V. BENEFITS
                            -------------------

           Section 5.01.  Retirement Benefits.  (a)  Normal Retirement
           ----------------------------------
Benefit. Upon attaining his Normal Retirement Date a Member shall have a fully vested interest in his Employer Contribution Account and any subsequent additions thereto.

            (b) Deferred Retirement Benefit. If a Member continues in the employment of an Employer after attaining his Normal Retirement Date, he shall continue to participate in the Plan until his Deferred Retirement Date. In the event of such deferred retirement, the Trustee shall defer distribution of the accounts of the Member.

            (c) Early Retirement Benefit. Upon attaining his Early Retirement Date, a Member shall have a fully vested interest in his Employer Contribution Account and any subsequent additions thereto.
The Trustee shall proceed as though the Member had retired at his Normal Retirement Date; provided, however, that prior to actual retirement a Member shall elect, subject to the consent of the Committee, that payment of benefits shall start on his Early Retirement Date, on his Normal Retirement Date, or on any intervening date.

            (d) The retirement benefits described above, as well as the Member's Participant Contribution Account and Deposits Account, shall be distributed in accordance with Section 5.05.

            Section 5.02.   Death Benefits.  (a)  Upon the death of a Member
            ------------------------------
prior to retirement (within the meaning of Section 5.01 or 5.03), or in the event of the death of a retired or terminated Member prior to the complete distribution of the benefit to which he was entitled under Section 5.01, 5.03 or 5.04, the Beneficiary of such Member shall be entitled to receive a death benefit based upon the balance of the Member's undistributed Employer and Participant Contribution Accounts. Payments shall be made in a form specified in Section 5.05.

            (b) A Member shall have the right to designate the Beneficiary of his Employer and Participant Accounts by written direction to the Plan Administrator on a form supplied by the Plan Administrator. Such designation shall be revocable by the Member by filing a similar written direction with the Plan Administrator naming a new Beneficiary, and in case of more than one such filing, the most recent designation shall prevail.

Notwithstanding the foregoing, effective August 23, 1984, in the event the Member is married at the time of his death, the Beneficiary shall be the Member's spouse at such time unless such spouse consented in writing to the designation of an alternative Beneficiary after notice of the spouse's rights and such consent is witnessed (i) by a Plan representative appointed by the Plan Administrator or (ii) by a notary public. In the absence of a valid designation, or, in the event the Beneficiary should predecease the Member and no contingent Beneficiary has been designated, the Beneficiary shall be deemed to be the Member's spouse, if living at the Member's death, otherwise, the Member's estate.

          Section 5.03.   Disability Benefits.  If, prior to Termination
          -----------------------------------
of Employment, a Member becomes Permanently Disabled, his participation in the Plan shall cease and he shall be entitled to, in lieu of any other benefit payable hereunder, a disability retirement benefit based upon the balance of his Employer Contribution Account and Deposits Account as well as any subsequent additions thereto. Payments to a Permanently Disabled Member, including the balance of his Participant Contribution Account, shall be made in accordance with Section 5.05.

          Section 5.04.   Severance Benefits.  When a Member ceases to be an
          ----------------------------------
Employee for reasons other than retirement (within the meaning of Section 5.01), permanent disability or death, he shall be entitled to receive a severance benefit based upon the balance of his Employer Contribution Account, if he is Vested pursuant to Subsection 1.01(kk) on the effective date of his Termination of Employment. Payment of severance benefits hereunder, including distribution of the Member's Participant Contribution Account and Deposits Account, shall be made in a lump sum as soon as reasonably administratively feasible following the Member's Termination of Employment, but in no event later than sixty (60) days after the end of the Plan Year.

          Section 5.05.   Payment of Benefits.  (a)  Benefits payable
          -----------------------------------
hereunder shall consist of the balance of the Member's Participant Contribution Account, Deposits Account, and Employer Contribution Account. Subject to subsection (b) below, upon Termination of Employment, a Member terminating pursuant to Section 5.01 or 5.03 or a Beneficiary entitled to benefits pursuant to Section 5.02 shall file an election with the Plan Administrator specifying that benefits be paid in a form described below; provided, however, that if a Member or Beneficiary files no election as to the manner in which benefits are to be paid, he shall be deemed to have elected that his benefit be distributed pursuant to (i) below:

               (i) In a lump sum, the value of which shall be determined as of the Valuation Date immediately preceding such distribution; or

              (ii) In forty (40) quarterly installments, provided however, that such period shall not exceed the joint life expectancies of the Member and his spouse, if any. In the event this option is selected, the unpaid balance shall receive an allocation of income in accordance with the provisions of Section 4.02. The amount of each such quarterly payment shall be equal to the product obtained by multiplying the Member's Accounts balances as of any quarterly payment date by a fraction, the numerator of which is one and the denominator of which is equal to forty less the number of quarterly installments previously paid to the Member.

The amount which a Member or Beneficiary is entitled to receive at any time and from time to time may be paid in cash or in securities, or in any combination thereof, provided that the fair market value of any assets distributed in kind shall be equivalent to the fair market value of a distribution made entirely in cash.

          (b) Payment shall be made under subsection (a)(i) or commenced under (a)(ii) above within sixty (60) days after the end of the Plan Year in which the applicable event occurred. Notwithstanding anything herein to the contrary:

                (i) except with respect to death benefits, no lump sum cash distribution in excess of $5,000 (or such other amount provided in Code Section 411(a)(11)(A)) shall be made after December 31, 1997, without the consent of the Member to the extent required by law; but

               (ii) for any Member who is a five percent (5%) owner of an Employer as defined in Section 416 of the Code, and effective January 1, 1989 for all Members, benefits shall commence no later than the April 1 after the end of the calendar year in which the Member attained age 70-1/2, even if he is still employed. Unless the member elects a lump sum or installment payout, distribution during employment shall equal the minimum amount required by Code Section 401(a)(9); and

              (iii) any death benefits shall be paid within five (5) years of the Member's death unless payments have commenced under subsection (a)(ii) above or unless the Participant's spouse is the Beneficiary, in which case the spouse can elect benefit payments pursuant to subsection (a) above.

          Section 5.06.   Distribution of Participant IRA Account.  Subject
          -------------------------------------------------------
to a Member's right of withdrawal under Section 3.08(f), the balance held in a Member's Participant IRA Account shall be distributed in a lump sum if Section 5.04 is applicable or, if Section 5.05 is applicable, in such form described in Section 5.05 as the Member or Beneficiary shall elect.

          Section 5.07.   Payments to Minors or Incompetents.   Whenever,
          --------------------------------------------------
in the Committee's opinion, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Trust.

          Section 5.08   Nonalienation of Benefits.  Benefits payable to
          ----------------------------------------
a Member or Beneficiary under the Plan shall not be subject in any manner to the claims of his creditors or others and may not be assigned or alienated and any attempt to assign or alienate such benefits shall be void. Notwithstanding the foregoing, the Plan Administrator may recognize a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if such order contains sufficient information for the Plan Administrator to determine that it meets the applicable requirements of Section 414(p) of the Code. The Plan Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders. A distribution pursuant to a qualified domestic relations order may be made in a lump sum at a time when a distribution would not otherwise be permitted under the terms of the Plan.

          Section 5.09.   Loans to Participants.  (a)  A Participant may
          -------------------------------------
borrow against the Participant's Accounts provided, however, that at no time shall the total balance of any loans outstanding exceed the greater of (i) the lesser of (A) $50,000, or (B) one-half of the value of the vested Participant's Accounts (excluding any Participant IRA Account) as of the Valuation Date preceding his application. All loans shall be approved in writing by the Plan Administrator or his delegate and shall bear a reasonable rate of interest as determined by the Plan Administrator. The term of the loan shall be such period as may be agreed upon by the Participant and the Plan Administrator, but in no event shall exceed five (5) years in duration, except that a loan used to acquire the Participant's principal residence may be ten (10) years in duration. Substantially level amortization of such loan over its period shall be required, with payment not less frequent than quarterly. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction, including the dollar amount and annual interest rate or the finance charge.

               (b) Upon written application to the Plan Administrator, a Borrower may apply for a loan against his Vested Accounts; provided, however, that no loan request shall be for less than One Thousand Dollars ($1,000.00), no more than one loan may be outstanding at any time and at no time shall a loan exceed the lesser of (i) Fifty Thousand Dollars ($50,000.00), reduced by the highest balance of any other Plan loan to the Borrower outstanding during the preceding twelve (12) months or (ii) fifty percent (50%) of the Borrower's Vested Accounts (excluding any Participant IRA Account). The Borrower's Accounts will be valued as of the Valuation Date coincident with or immediately preceding receipt of his loan application form and will be reduced by any withdrawals, and increased by any contributions received, following such Valuation Date. All loans must be approved in writing by the Plan Administrator and shall bear interest at a rate commensurate with the rate which would be charged by commercial lenders for similar loans in accordance with Department of Labor Regulation
Section 2550.408b-1 as determined by the Plan Administrator.

               (c) Repayment of all loans shall be by payroll deduction and shall be made so as to provide substantially level amortization of the loan over its term. The term of the loan shall be such period as may be agreed upon by the Borrower and the Plan Administrator in terms of whole years, but in no event shall exceed five (5) years in duration unless the loan is for the purchase of a home for the Borrower, in which case the term may be up to ten (10) years. All loans shall be due and payable upon the Borrower's termination of employment, if applicable. Every loan applicant shall receive a clear statement of charges involved in each loan transaction, including the dollar amount and annual interest rate or the finance charge.

               (d) Amounts loaned to a Borrower pursuant to Subsection (a) above shall be deducted from the Borrower's account for purposes of the allocation of Trust Fund earnings under Section 4.02 hereof. All loans made pursuant to this Section 5.09 shall be investments for the benefit of the Borrower s account to be treated as a segregated loan account; all interest and principal paid thereon shall be credited to the Borrower's account.
               (e) In the event that the Borrower fails to make two (2) or more consecutive payments, or in the event that the Borrower fails to repay the loan in full within sixty (60) days after termination of employment, the loan shall be in default. The Plan Administrator shall notify the Borrower in writing of the default. If the Borrower fails to cure the default by making all necessary payments within thirty (30) days of such written notice, the Plan Administrator may direct the Trustee to charge the total amount of such loan (including accrued interest), or any portion thereof from the portion of the Borrower's account, at such time as will not risk disqualification of the Plan, and such account shall be reduced by said amount. Notwithstanding the foregoing, failure to repay a loan during a leave of absence for illness, family leave or military service shall not cause a default prior to the original due date of the loan, and the loan shall be re-amortized over the original loan period upon the Borrower's return from leave. All loans shall be secured by the Borrower's Vested Accounts, up to the amount of the Borrower's indebtedness plus interest.
               (f) In the sole discretion of the Plan Administrator, limitations on the number, dollar amount, and repayment of loans hereunder shall be imposed on a uniform and nondiscriminatory basis, together with any other rules and regulations deemed appropriate, including the assessment of a processing fee against the Borrower's account.

               Section 5.10.   Direct Rollovers.  This Section deals with
               --------------------------------
Members' and beneficiaries rights to distribution in the form of a direct rollover.
               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (b) Definitions. For purposes of this Section, the following definitions apply:

                    (i)  Eligible rollover distribution:  An eligible rollover
                         ------------------------------
                         distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life
                         (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                   (ii)  Eligible retirement plan:  An eligible
                         ------------------------
                         retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii)  Distributee:  A distributee includes an Employee
                         -----------
                         or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                   (iv)  Direct rollover:  A direct rollover is a payment
                         ---------------
                         by the Plan to the eligible retirement plan specified by the distributee.

                          ARTICLE VI.  ADMINISTRATION
                          ---------------------------

          Section 6.01.   Allocation of Responsibility Among Fiduciaries for
          ------------------------------------------------------------------
Plan and Trust Administration.  The Board, Committee, Plan Administrator and
-----------------------------
Trustee shall be "Named Fiduciaries" within the meaning of Section 402(a)(2) of ERISA. The Named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the trust agreement. In general the Board shall have the sole authority to appoint and remove the members of the Committee, and to amend or terminate the Plan in whole or in part. The Committee shall be responsible for the general administration of the Plan, for appointing and removing the Plan Administrator, Trustee and any investment managers, for monitoring the performance of the Plan Administrator, Trustee and any investment managers, and for determining a funding policy and investment objectives for the Plan. The Plan Administrator shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have the sole responsibility for the administration of the trust agreement and the management of the assets held thereunder, except to the extent such responsibility is delegated to any investment managers in accordance with such trust agreement. Each Named Fiduciary may rely upon any direction, information or action of any other Named Fiduciary as being proper, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Named Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Named Fiduciary. An individual may serve in more than one fiduciary capacity hereunder.

          Section 6.02.   Administrative Committee.  (a)  The general
          ----------------------------------------
responsibility for carrying out the provisions of the Plan shall be placed in an Administrative Committee ("Committee") of not less than three officers, directors, or employees of the Employers or any Affiliate thereof appointed from time to time by the Board. The Committee may appoint from its number such officers and/or subcommittees with such powers as it shall determine and may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf. The Committee may designate and allocate any fiduciary responsibility to one or more of its members or to any other person or persons. It may retain counsel, employ agents and provide for clerical, accounting and actuarial services as it may require. The foregoing sentence shall in no way affect the duty and obligation of the Plan Administrator to retain such services in connection with the carrying out of his duties and to designate an enrolled actuary and independent, qualified public accountant as provided in Section 6.05 hereof.

          (b) The Committee shall hold meetings upon such notice, at such place and at such times as it may from time to time determine. A meeting may be held in any manner as may be determined by the Committee, but in any event, where all members are not physically present, the actions of the Committee shall be reduced to writing and sent to all members within ten
(10) days of the date of such meeting.

          (c) A majority of the Committee shall constitute a quorum, and any action which the Plan authorizes or requires the Committee to take shall require the written approval or the affirmative vote of a majority of its members.

          (d) Members of the Committee shall not be paid any compensation from the assets of the Plan.

          (e) Subject to the provisions of the Plan, the Committee may from time to time establish rules for the transaction of its business. The determination of the Committee as to any disputed question pertaining to the Plan shall be conclusive.

          (f) Any member of the Committee may resign by delivering his written resignation to the Board. Any member of the Committee may be removed by the Board, and such removal shall be effective at such time as is provided for by the Board. Notice of such removal shall be conveyed to the member so removed in the manner provided by the Board.

          (g) In addition, the Committee shall have the following specific duties and responsibilities under the Plan:

                 (i) To designate one person (and if it so elects remove and appoint another), to be the "Plan Administrator" within the meaning of Section 3(16)(A) of ERISA;

                (ii) To determine a funding policy and investment objectives; provided, however, that in accomplishing the foregoing, the Committee shall not be deemed to be superseding, restricting or otherwise modifying the exclusive investment authority and discretion that may have been delegated to the Trustee or any investment managers;

               (iii) To adopt such procedures as the Committee may deem appropriate and advisable to monitor and review the performance of any investment managers so as to determine whether the Plan assets have been managed in accordance with the funding policy and objectives established by the Committee and with the requirements relating to the fiduciary duties and responsibilities to exercise prudence, to diversify investment of Plan assets and to refrain from engaging in certain "prohibited transactions" that are detailed in ERISA;

                (iv) To obtain such periodic written reports or other accounting as the Committee may desire from such investment managers in regard to the performance of their respective delegated duties and responsibilities and to meet semi-annually, or at such other intervals as the Committee may determine, with such investment managers for the purpose of reviewing and evaluating such reports or other accountings with them;

                 (v) To prepare a written report with respect to the Committee's review and evaluation of the performance of such investment managers, including therein any findings and conclusions of the Committee concerning the propriety and/or advisability of either retaining or removing and replacing any such investment manager, such report to be made at least annually and at such other time that the Committee deems necessary and advisable; and

                (vi) To monitor the performance of the Plan Administrator on an annual or more frequent basis as the Committee deems necessary and advisable.

          Section 6.03.   Plan Administrator.  The Plan Administrator shall
          ----------------------------------
be responsible for the day-to-day administration of the Plan and the duties and obligations imposed on the Plan Administrator by ERISA, except to the extent these duties are specifically allocated otherwise by the Plan or the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Committee. The resignation of the Plan Administrator shall be effective upon the delivery of his written resignation to the Committee. Upon the Plan Administrator s death, resignation or removal, the Committee shall name his successor.

          Section 6.04   Authority of Plan Administrator.  Unless otherwise
          ----------------------------------------------
specifically provided herein, the Plan Administrator shall have full and complete authority to:

               (i)  formulate, issue and apply rules and regulations;

              (ii)  interpret and apply the provisions of the Plan;

             (iii)  make appropriate determinations and calculations;

              (iv) authorize and direct distributions or benefit payments;

               (v)  adopt and prescribe the use of necessary forms;
                    and

              (vi) prepare and file reports, notices, and any other documents relating to the Plan which may be required by law.
The Plan Administrator shall exercise any authority allocated to him hereunder in any manner consistent with ERISA and the applicable provisions of the Plan.

          Section 6.05   Use of Professional Services.  The Plan Administrator
          -------------------------------------------
may allocate fiduciary duties to any other person or persons. He may employ agents and provide for clerical services as he may require, and, subject to the approval of the Committee, retain counsel.

          Section 6.06   Fees and Expenses.  Where the Plan Administrator
          --------------------------------
utilizes services as provided in Section 6.05, he shall review the fees and other cost for these services and shall, subject to the approval of the Committee, authorize the payment of such fees and costs. Such fees and costs and other expenses incurred or authorized by the Plan Administrator shall be paid by the Employers or from the Plan assets as determined by the Committee.

          Section 6.07   Claims Procedure.  A Participant or Beneficiary may
          -------------------------------
file with the Plan Administrator a claim with respect to a benefit payable from the Plan. Any such claim shall be filed in writing stating the nature of the claim, the facts supporting the claim, the amount claimed and the name and address of the claimant. The Plan Administrator, within ninety
(90) days (or 180 days if special circumstances require an extension of time for processing the claim and the Plan Administrator notifies the claimant of such extension prior to ninety (90) days from the date of the initial filing of the claim) after receipt of the notice, shall render a written decision on the claim. If the claim shall be denied, either in whole or in part, the decision shall include the specific reason or reasons for the denial; specific reference to the pertinent Plan provision or provisions which is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation why the information or material is necessary; and appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to appeal the Plan Administrator's decision. The claimant may file with the Plan Administrator, within sixty (60) days after receiving such notification from him, a written notice of request for review of the Plan Administrator's decision. The review shall be made by the Committee. In order that the Committee may expeditiously decide such appeal, the written notice of appeal should contain (i) a statement of the ground(s) for the appeal, (ii) a specific reference to the pertinent Plan provision or provisions on which the appeal is based, (iii) a statement of the argument(s) and authority (if any) supporting each ground for the appeal, and (iv) any other pertinent documents or comments which the claimant desires to submit in support of his appeal. The Committee shall render a written decision on the claim which shall include the specific reasons for the decision and a reference to the pertinent Plan Provisions on which the decision was based within sixty (60) days (or 120 days if special circumstances require an extension of time for processing the claim and the Plan Administrator notifies the claimant of such extension prior to sixty (60) days from the date of the initial filing of the claim) after receipt of the documents requested for review. A copy of the Committee's decision shall be mailed promptly to the claimant. If a Participant or Beneficiary shall not file written notice with the Plan Administrator or the Committee at the times set forth above, the Participant or Beneficiary shall have waived all benefits other than as set forth in the notice from the Plan Administrator.

          The foregoing claims procedure shall be the only method by which claims of Participants, former Participants or Beneficiaries shall be decided under this Plan. Oral communications by potential claimants to the Plan Administrator or his delegate shall have no force and effect hereunder.

          Section 6.08   Trustee's Responsibilities.  The duties, authority
          -----------------------------------------
and responsibility of any Trustee, insurance company, investment manager or other person handling all or any part of the Plan assets shall include and be limited to the duties, authority, and responsibility expressly set forth in a written agreement between the Committee or Company and any such Trustee, insurance company, investment manager or other person.

          Section 6.09.   Fiduciary Insurance and Indemnification.  The
          -------------------------------------------------------
Company or any affiliated corporation shall maintain and keep in force such insurance as the Plan Administrator shall, subject to the approval of the Committee, determine to insure and protect the directors, officers, employees of the Company or any affiliate thereof and any appropriately authorized delegates or appointees of them against any and all claims, damages, liability, loss, cost or expense (including attorneys' fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan, including without limitation, the Committee, the members of the Committee, the Plan Administrator and directors, officers and employees of the Employers or any subsidiary or affiliate thereof performing responsibilities, duties, functions, and/or actions at the direction or under the authority of any of the foregoing.

          In lieu of and/or as a supplement and in addition to the insurance referred to in the foregoing sentence, the Employers and any affiliated corporation shall indemnify and hold harmless its directors, officers and employees against any and all claims, damages, liability, loss, cost or expense (including attorneys' fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan (or trust agreement, if applicable) including without limitation the Committee, the members of the Committee, the Plan Administrator, and directors, officers and employees of the Employers or any affiliate thereof performing responsibilities, duties, functions and/or actions at the direction or under the authority of any of the foregoing; provided, however, that no such indemnification shall extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person or persons have acted in bad faith or was guilty of gross negligence in the performance of his or their duties unless such Court shall, in view of all the circumstances of the case, determine that such person is fairly and reasonably entitled to indemnification.

          Section 6.10.   Agent for Service of Process.  The Plan
          --------------------------------------------
Administrator is hereby designated as the agent for service of legal process with respect to all matters pertaining to the Plan.

          Section 6.11.   Allocation of Fiduciary Responsibility.  This
          ------------------------------------------------------
Article VI provides for "Named Fiduciaries" as required by Section 402(a)(1) of ERISA and a procedure for the allocation of responsibilities as required by
Section 402(b)(2) of ERISA. If the Board or Committee allocates responsibility as herein provided, such Named Fiduciaries shall not be responsible for the actions of the person(s) to whom the responsibility is allocated except as provided in Section 405(c)(2) of ERISA. However, if the Plan Administrator delegates duties hereunder, such delegation shall be made subject to the express condition that the Plan Administrator retains full and exclusive authority over and responsibility for any activities of such person or persons.

          Section 6.12.   Selection of Investment Managers.  If the Committee
          ------------------------------------------------
appoints one or more investment managers pursuant to Section 6.01 hereof, upon the acceptance by the investment manager of the fiduciary duty incident to such appointment, such manager shall be solely liable for all investment actions taken concerning the Plan assets which are subject to his management. The Committee shall monitor the investment performance of the investment manager(s) with respect to the Plan assets in accordance with the procedure set forth in Section 6.02 hereof.

          Section 6.13.   Liability for Breach of Co-Fiduciary.  The members
          ----------------------------------------------------
of the Board and the Committee and the Plan Administrator, shall not be liable for the acts of commission or omission of another fiduciary unless
(i) such member knowingly participated or knowingly attempted to conceal the act or omission of another fiduciary and he knew the act or omission was a breach of fiduciary responsibility by the other fiduciary; or (ii) such member has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (iii) such member s breach of his own fiduciary responsibility permitted the other fiduciary to commit a breach.

          Section 6.14   Communications.  All requests, appeals, elections
          -----------------------------
and other communications to the Plan Administrator shall be in writing and shall be made by transmitting the same via the U.S. Mail, certified, return receipt requested, addressed as follows:

                Marathon Electric Manufacturing Corporation
                           Post Office Box 8003
                         100 East Randolph Street
                       Wausau, Wisconsin. 54402-8003

                       Attention:  Plan Administrator

                 ARTICLE VII.  RIGHTS RESERVED BY EMPLOYER
                 -----------------------------------------

          Section 7.01.   Employer's Interest in Plan.  The Plan is created
          -------------------------------------------
and shall be maintained for the exclusive benefit of Members and their Beneficiaries as a qualified Plan under Section 401(a) and 501(a) of the Code. Subject to the provisions of Section 3.09, in no event shall the Employers have any right, claim, or beneficial or reversionary interest in any assets of the Plan.

          Section 7.02.   Amendment.  The Company reserves the right, by
          -------------------------
action of its Board of Directors, to amend the Plan at any time, and from time to time, effective as of any specified current, prior, or later date; provided, however, that no such amendment shall vest an Employer with any right, title or interest in or to the assets of the Plan, divest Members or their Beneficiaries of any credits to their Accounts (except to the extent necessary to conform the Plan to the requirements of any applicable future legislation, rule of law, or regulations), or allow any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Members and their Beneficiaries within the meaning of the Code.

          Section 7.03.   Termination.  (a)  The Plan shall continue until
          ---------------------------
terminated under the provisions of this Section 7.03. The Company reserves the right to terminate the Plan by action of its Board of Directors and by giving prior written notice to that effect to the Trustee. In the event that the Company shall be judicially declared bankrupt or insolvent or shall be dissolved, the Plan shall terminate immediately unless provision is made for a successor to the Company to continue the Plan, in which event such successor shall be substituted for the Company hereunder.

           (b) Upon the termination or partial termination of the Plan or in the event that contributions to the Plan are discontinued, the interest of each Member included by such event shall be fully vested and nonforfeitable and benefits shall be distributed in accordance with Article V as if the Plan had continued in existence, and, for purposes of effecting such distribution, the Trust shall continue as a legal entity at least until all such vested benefits have been distributed. In the event that contributions to the Plan are discontinued as a result of merger or consolidation of the Company with one or more other corporations, and the interest of each Member who elects to continue as an Employee of the successor corporation is transferred to an employee benefit plan established by such successor corporation, pursuant to the provisions of Section 8.02, such transfer of Participant's Accounts shall not be deemed to be a termination of the Plan.

           (c) An Employer may terminate its participation in the Plan by action of its board of directors.

                     ARTICLE VIII. SUCCESSOR EMPLOYER AND
                     ------------------------------------
                       MERGER OR CONSOLIDATION OF PLANS
                       --------------------------------

          Section 8.01.   Successor Employer.  In the event of the
          ----------------------------------
dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of all obligations of the Employer by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

          Section 8.02   Merger or Transfer of Plan Assets.  In the event of
          ------------------------------------------------
any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust held under any other employee benefit plan maintained or to be established for the benefit of all or some of the Members of the Plan, the assets of the Trust applicable to such Members shall be transferred to the trust of the other plan only if:

          (a) Each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

          (b) Resolutions of the Board of Directors of the Company under the Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption in the new employer's plan, and

          (c) Such other plan and trust are qualified under Section 401(a) and 501(a) of the Code.

          Section 8.03.   Adoption of Plan by Affiliate.  In the event the
          ---------------------------------------------
Company and an Affiliate desire to include the Affiliate as an Employer, such Affiliate shall become a party to the Plan after:

           (a) adoption of the Plan by its board of directors for the benefit of its eligible Employees, effective as of the date specified in such adoption;

           (b) appropriate action by the Board of Directors of the Company authorizing such adoption;

           (c) filing with the Committee a certified copy of such resolutions to that effect, and such other instrument or instruments as the Committee may require; and

           (d) the Committee's filing with the Trustee of a copy of such resolutions, together with a certified copy of a resolution of the Committee approving such adoption.

                           ARTICLE IX.  MISCELLANEOUS
                           --------------------------

          Section 9.01.   Nonguarantee of Employment.  Nothing contained in
          ------------------------------------------
the Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of the Employers to discharge any of their Employees, with or without cause.

          Section 9.02.   Action by Company.  Any action by the Company under
          ---------------------------------
this Trust may be by resolution of its Board of Directors, or by any officer or officers duly authorized by resolution of said Board to take such action.

          Section 9.03   Plan Binding on Successors.  The Plan shall be
          -----------------------------------------
binding upon all persons entitled to benefits hereunder, and upon their respective heirs and legal representatives; upon the Employers, their successors and assigns; and upon the Trustee and any successor or additional Trustees.

          Section 9.04.   Construction.  Except when otherwise indicated by
          ---------------------------
the context, any masculine terminology herein shall also include feminine, and the definition of any term herein in singular shall also include the plural.

          Section 9.05.   Titles.  Article and Section titles are included
          ---------------------
for reference purposes only, and in the event of a conflict between a title and its respective text, the text shall control.

          Section 9.06.   Form of Written Notice.  Whenever written notice
          --------------------------------------
by a Member or Beneficiary is required, such notice shall be effective only if given on a form provided or approved by the Plan Administrator.

          Section 9.07.   Top-Heavy Restrictions.  (a)  Notwithstanding any
          --------------------------------------
provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of the last day of the preceding Plan Year, (or the last day of the Plan's first Plan Year, whichever is applicable, i.e., the Plan's "determination date"), the total present value of the accrued benefits of key employees
(as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the Plan (excluding those of former key employees)
(as such amounts are computed pursuant to Section 416(g) and applicable regulations using the interest and actuarial assumptions used for the actuarial funding report for the valuation date or, if none, the immediately preceding report) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Sections 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group of employers aggregated pursuant to Code Sections 414 (b),
(c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve (12) month period ending on the determination date.

               (b) If the Plan is top-heavy in a Plan Year, the maximum annual compensation utilized herein for any employee for such year shall be two hundred thousand dollars ($200,000) (or such higher amount permitted pursuant to applicable regulations due to cost of living increases), provided that no benefit accrued as of the determination date shall be diminished on account of this provision.

               (c) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures equal to the lesser of three percent (3%) of compensation
(as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year. If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five (5) consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or
(ii) two percent (2%) times the years of service after December 31, 1983, in which a Plan Year ends in which a Plan is top-heavy. If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will only be entitled to the defined benefit plan minimum.

               (d) If the controlled group maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same key employees, and if such plans are top-heavy, then the limitation stated in a separate provision of this Plan with respect to the Code Section 415(e) maximum benefit limitations shall be amended to refer to a 1.0 adjustment on the dollar limitation rather than a 1.25 adjustment. This provision shall not apply if the Plan is not "super top-heavy" and if the minimum benefit requirements of this Section are met when three percent (3%) is changed to four percent (4%), two percent (2%) is changed to three percent (3%), and twenty percent (20%) is changed to an amount not greater than thirty percent (30%) which equals twenty percent (20%) plus one percent (1%) for each year such plan is top-heavy. A plan is super top-heavy if the ratio referred to in subsection (a) above results in a percentage in excess of ninety percent (90%) rather than a percentage in excess of sixty percent (60%).

          Section 9.08.   Prior Plan.  Effective January 1, 1995, this Plan
          --------------------------
shall assume the assets and liabilities of the Marathon Electric-York 401(k) Savings Plan (as applied to salaried Employees).